                                                                    EXHIBIT 99.1



                                  GenCorp Inc.
         Unaudited Pro Forma Combined Consolidated Financial Statements

The following unaudited pro forma combined consolidated financial statements have been prepared to reflect the sale of Aerojet's EIS business unit and the previously disclosed December 2000 acquisition of The Laird Group's Draftex International Car Body Seals Division (Draftex). The unaudited pro forma combined consolidated statements of operations have been prepared as if both of these transactions occurred on December 1, 1999, while the unaudited pro forma combined consolidated balance sheet has been prepared as if both of these transactions occurred on August 31, 2001.

The Draftex acquisition was accounted for under the "purchase method". Under this method of accounting, the assets acquired and liabilities assumed were recorded at estimated fair values. A final allocation is expected to be made in late 2001 after negotiations with the seller as to any purchase price adjustments have been completed. The final valuation of the assets acquired and liabilities assumed in connection with the acquisition may differ significantly from the estimates reflected in the pro forma financial statements.

The unaudited pro forma financial statements and other data have been prepared based on preliminary estimates, available information and the assumptions described in the notes thereto and may be revised as additional information becomes available. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the Draftex combined consolidated consolidated financial statements and notes thereto, and GenCorp's historical consolidated financial statements included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The following unaudited pro forma financial statements and other data do not purport to be indicative of the financial position or results of operations that would have been reported had the transactions been effected on the dates indicated, or which may be reported in the future. The unaudited pro forma financial information does not give effect to anticipated cost savings or incremental costs that may occur as a result of restructuring, integration and consolidation of the Draftex operations.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                       YEAR ENDED ENDED NOVEMBER 30, 2000
        (dollars in millions except per share data, shares in thousands)



                                                          Historical
                                              ----------------------------------   Pro Forma           Pro Forma
                                                GenCorp     Draftex       EIS       Adjust.    (l)     Combined
                                              ------------------------------------------------        ------------
Net Sales                                         $ 1,047       $ 437       $ 323         $ -             $ 1,161

Costs and expenses
  Cost of products sold                               855         421         278           -                 998
  Selling, general and administrative                  40           9           5           -                  44
  Depreciation and amortization                        50          14          11           3  (a)(b)          56
  Interest expense                                     18           2           -          (1) (c)             19
  Other (income) expense, net                         (12)         12           -          (9) (d)             (9)
  Foreign exchange (gain) loss                          8           -           -          (8) (e)              -
  Unusual items, net                                   (4)         11           -           -                   7
                                              ------------------------------------------------        ------------
                                                      955         469         294         (15)              1,115
                                              ------------------------------------------------        ------------
Income (loss) from continuing operations
  before income taxes                                  92         (32)         29          15                  46
Income tax (provision) benefit                        (37)         (1)        (12)         (6) (f)            (32)
                                              ------------------------------------------------        ------------
Income (loss) from continuing operations             $ 55       $ (33)       $ 17         $ 9                $ 14
                                              ================================================        ============

Earnings per share:
  Basic                                            $ 1.31                                                  $ 0.33
                                              ============                                            ============
  Diluted                                          $ 1.31                                                  $ 0.33
                                              ============                                            ============

Shares used to compute earnings per share:
  Basic                                            41,933                                                  41,933
                                              ============                                            ============
  Diluted                                          42,052                                                  42,052
                                              ============                                            ============



              The accompanying notes are an integral part of these
                        pro forma financial statements.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED AUGUST 31, 2001
        (dollars in millions except per share data, shares in thousands)



                                                           Historical
                                              ----------------------------------   Pro Forma           Pro Forma
                                                GenCorp     Draftex       EIS       Adjust.    (l)     Combined
                                              ------------------------------------------------        ------------
Net Sales                                         $ 1,119        $ 36       $ 348         $ -               $ 807

Costs and expenses
  Cost of products sold                               972          34         303           -                 703
  Selling, general and administrative                  34           -           4           -                  30
  Depreciation and amortization                        59           1          10          (2) (a)(b)          48
  Interest expense                                     28           -           -         (14) (c)             14
  Other (income) expense, net                          (9)          -           -           -                  (9)
  Foreign exchange (gain) loss                        (11)          -           -          11  (d)              -
  Restructuring charge                                 19           -           -           -                  19
  Unusual items, net                                    8           -           -           -                   8
                                              ------------------------------------------------        ------------
                                                    1,100          35         317          (5)                813
                                              ------------------------------------------------        ------------
Income (loss) from continuing operations
  before income taxes                                  19           1          31           5                  (6)
Income tax (provision) benefit                          6           -         (13)         (2) (f)             17
                                              ------------------------------------------------        ------------
Income (loss) from continuing operations             $ 25         $ 1        $ 18         $ 3                $ 11
                                              ================================================        ============

Earnings per share:
  Basic                                            $ 0.59                                                  $ 0.26
                                              ============                                            ============
  Diluted                                          $ 0.59                                                  $ 0.26
                                              ============                                            ============

Shares used to compute earnings per share:
  Basic                                            42,134                                                  42,134
                                              ============                                            ============
  Diluted                                          42,544                                                  42,544
                                              ============                                            ============



              The accompanying notes are an integral part of these
                        pro forma financial statements.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                             AS OF AUGUST 31, 2001
                             (dollars in millions)



                                                          Historical
                                                 -------------------------   Pro Forma       Pro Forma
                                                      GenCorp       EIS       Adjust.        Combined
                                                 -------------------------------------      -----------
Current assets
  Cash and cash equivalents                         $    36    $     5     $  --            $    31
  Accounts receivable                                   216         43        --                173
  Inventories, net                                      195          5        35 (g)            225
  Current deferred income taxes                          51         --         6 (h)             57
  Prepaid expenses and other                             14          1        --                 13
                                                    -----------------------------           -------
    Total current assets                                512         54        41                499

Other asseets
  Recoverable from U.S. Government and other
    third parties for environmental remediation costs   188         --       (35)(g)            153
  Deferred income taxes                                  17         --       (20)(h)             (3)
  Prepaid pension                                       339         49        --                290
  Investment and other assets                           157         --        --                157
  Property, plant and equipment, net                    512         58        --                454

                                                    -----------------------------           -------
    Total other assets                                1,213        107       (55)             1,051
                                                    -----------------------------           -------
          Total assets                              $ 1,725    $   161   $   (14)           $ 1,550
                                                    =============================           =======

Current liabilities
  Short-term borrowing and current portion
    of long-term debt                               $    25    $    --     $  (3)(i)        $    22
  Accounts payable                                       68          5        --                 63
  Income taxes payable                                    5         --        70 (h)             75
  Other current liabilities                             359         18        --                341
                                                    -----------------------------           -------
    Total current liabilities                           457         23        67                501

Other liabilities
  Long-term debt, net of current portion                456         --      (272)(i)            184
  Post-retirement penefits other than pension           224         31        --                193
  Reserves for environmental remediation costs          311         --       (40)(g)            271
  Other liabilities                                      58         --        --                 58
                                                    -----------------------------           -------
    Total other liabilities                           1,049         31      (312)               706
                                                    -----------------------------           -------
          Total liabilities                           1,506         54      (245)             1,207

Shareholders' equity
  Preference stock                                       --         --        --                 --
  Common stock                                            4         --        --                  4
  Other capital                                           7         --        --                  7
  Retained earnings                                     238        107       231(j)(k)          362
  Accumulated other comprehensive loss                  (30)        --        --                (30)
                                                    -----------------------------           -------
    Total shareholders' equity                          219        107       231                343
                                                    -----------------------------           -------
          Total liabilities and shareholders'
            equity                                  $ 1,725    $   161   $   (14)           $ 1,550
                                                    =============================           =======


              The accompanying notes are an integral part of these
                        pro forma financial statements.

                                     GENCORP
     NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS - The following adjustments have been made to the unaudited pro forma combined consolidated financial statements:

     (a) Amortization of estimated purchased intangible assets of $60 million assuming the Draftex acquisition had taken place at the beginning of the periods presented. Purchased intangible assets are being amortized using the straight-line method over a useful life of 20 years.

     (b) Reduction in amortization of debt origination fees associated with GenCorp's existing senior credit facilities. This reduction assumes that if both the EIS sale and the Draftex acquisition had occurred as of the beginning of the periods presented, a new senior credit facility would not have been needed (the net proceeds from the EIS sale exceeded the cash cost of Draftex) and related debt origination fees would not have been incurred. No reduction of amortization of debt origination fees is required for the year ended November 30, 2000 since the new senior credit facilities agreement was entered into on December 28, 2000.

     (c) Reduction of interest expense assuming that the net proceeds from the sale of EIS were applied to debt outstanding at the beginning of the periods presented. The average interest rate on debt outstanding at the beginning of periods presented was 8.0% for the year ended November 30, 2000 and 7.25% for the nine months ended August 31, 2001. The effect of this pro forma adjustment is partially offset during the year ended November 30, 2000 by an increase in interest expense for debt incurred relating to the purchase of Draftex assuming this transaction had occurred at the beginning of the periods presented.

     (d) Adjustment for allocations of interest and management fees from Laird which are included in the historical financial statements of Draftex for the year ended December 31, 2000. These allocations were based on the intercompany balances that each company within the division had with Laird. These management fees primarily related to salaries and related costs of executive management and their support staff, including the legal, human resources, finance, and other administrative functions. No such amounts are included in the historical Draftex financial statements for the nine months periods ended August 31, 2001 presented herein, and therefore, no pro forma adjustment is required for this period.

     (e) Adjustment related to foreign currency option and forward contracts entered into in connection with the Draftex acquisition. The purchase and settlement of these foreign currency contracts resulted in GenCorp recognizing a loss of $8 million during the year ended November 30, 2000 and a gain of $11 million during the nine months ended August 31, 2001.

     (f) Income tax effect of pro forma adjustments computed using GenCorp's effective income tax rate of 40% for the year ended November 30, 2000 and 39% for the nine months ended August 31, 2001.

     (g) Aerojet currently has an agreement with the U.S. government under which the government recognizes as allowable for government contract cost purposes 88% of Aerojet's environmental costs relating to operations including EIS. The remaining 12% of these costs must be borne by Aerojet. Adjustments assume a $40 million escrow payment would have been made on August 31, 2001 which reduces reserves for environmental remediation costs and provides for recovery of 88% of this amount through existing government contracts.

     (h) Income tax effect assuming the sale of EIS at August 31, 2001 for gross proceeds of $315 million and resulting in an after-tax gain of $124 million.

     (i) Application of gross proceeds of $315 million from the sale of EIS, less the $40 million escrow payment described in (g) above, to debt outstanding at August 31, 2001.

     (j) Recognition of a gain from the EIS, net of tax assuming the transaction occurred at August 31, 2001.

     (k) Adjustment to retain the historical earnings and profits of EIS through August 31, 2001, assuming the sale of EIS occurred at August 31, 2001.

     (l) Draftex's fiscal year ends on December 31 each year. Accordingly, the historical statements of operations for the year ended November 30, 2001 include the results of operations for Draftex for the period January 1, 2000 through December 29, 2000. The GenCorp historical statements of operations for the nine months ended August 31, 2001 include the results of operations for Draftex for eight months in this period because of the December 29, 2000 acquisition date. Accordingly, the Draftex historical statement of operations for this period represents the results of operations for one month.